EXHIBIT 21.1

QC Holdings, Inc.

A Kansas corporation

Subsidiaries (1)	Jurisdiction of Incorporation
QC Financial Services, Inc.	Missouri
QC E-Services, Inc.	Kansas
QC Auto Services, Inc.	Kansas
QC Loan Services, Inc.	Kansas
QC Capital, Inc.	Kansas
QC Canada Holdings, Inc.	British Columbia, Canada
Infusion, LLC	Nevada
QC Properties, LLC (2)	Kansas
QC Financial Services of California, Inc. (2)	California
QC Financial Services of Texas, Inc. (2)	Kansas
Express Check Advance of South Carolina, LLC (2)	Tennessee
Financial Services of North Carolina, Inc. (2)	Delaware
QC Advance, Inc. (2)	Missouri
Cash Title Loans, Inc. (2)	Missouri
Direct Credit Holdings Inc. (3)	British Columbia, Canada
Direct Credit Canada Inc. (4)	British Columbia, Canada
Direct Credit Operations Inc. (4)	British Columbia, Canada
Direct Credit Services Inc. (4)	British Columbia, Canada
Direct Credit Atlantic Inc. (4)	British Columbia, Canada
Direct Credit BC Inc. (4)	British Columbia, Canada
Direct Credit Ontario Inc. (4)	British Columbia, Canada
Direct Credit Payday Loans Inc. (4)	British Columbia, Canada
Direct Credit West Inc. (4)	British Columbia, Canada
Direct Credit 204 Inc. (4)	British Columbia, Canada
Direct Credit 564 Inc. (4)	British Columbia, Canada
Direct Credit 565 Inc. (4)	British Columbia, Canada
Direct Credit 567 Inc. (4)	British Columbia, Canada
Direct Credit 569 Inc. (4)	British Columbia, Canada
Direct Credit 570 Inc. (4)	British Columbia, Canada
Direct Credit 571 Inc. (4)	British Columbia, Canada
Direct Credit 572 Inc. (4)	British Columbia, Canada
Direct Credit 573 Inc. (4)	British Columbia, Canada
Direct Credit 574 Inc. (4)	British Columbia, Canada
Direct Credit 575 Inc. (4)	British Columbia, Canada
Direct Credit 576 Inc. (4)	British Columbia, Canada
Direct Credit 577 Inc. (4)	British Columbia, Canada
Direct Credit 578 Inc. (4)	British Columbia, Canada
Direct Credit 579 Inc. (4)	British Columbia, Canada
Direct Credit 580 Inc. (4)	British Columbia, Canada
Direct Credit 581 Inc. (4)	British Columbia, Canada
Direct Credit 582 Inc. (4)	British Columbia, Canada
Direct Credit 583 Inc. (4)	British Columbia, Canada
Direct Credit 584 Inc. (4)	British Columbia, Canada
Direct Credit 585 Inc. (4)	British Columbia, Canada
Direct Credit 586 Inc. (4)	British Columbia, Canada

(1)	All subsidiaries are 100% owned.
(2)	Subsidiary of QC Financial Services, Inc.
(3)	Subsidiary of QC Canada Holdings Inc.
(4)	Subsidiary of Direct Credit Holdings Inc.